NORTHERN COMSTOCK LLC
FIRST AMENDMENT TO THE LIMITED LIABILITY COMPANY OPERATING AGREEMENT
FIRST AMENDMENT TO THE LIMITED LIABILITY COMPANY OPERATING AGREEMENT dated as of August 27, 2015 among the undersigned signatories hereto.
W I T N E S S E T H:
WHEREAS, a Certificate of Formation was filed with the Secretary of State of the State of Nevada for the purpose of forming the limited liability company governed hereby under Chapter 86 of the Nevada Revised Statutes Act and such Certificate of Formation became effective; and
WHEREAS, the name of such limited liability company is Northern Comstock LLC; and
WHEREAS, the undersigned constitute all of the members of such limited liability company and executed and delivered that certain limited liability company operating agreement dated as of October 19, 2010 to govern the affairs of such limited liability company (the “Original Agreement”), which the undersigned hereby desire to amend certain provisions of the Original Agreement.
NOW, THEREFORE, in consideration of the premises, representations and warranties and the mutual covenants and set forth herein and other good, valuable and sufficient consideration, the receipt of which is hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:
Section 1. Amendments to Section 3.1. Section 3.1 of the Original Agreement is hereby amended and restated in its entirety as follows:
"3.1 Previous Capital Contributions. Prior to the date hereof, each of the Initial Members have contributed the real property rights or capital stock to the capital of the Company as set forth on Schedule A opposite its name in consideration for its Ownership Interest."
Section 2. Amendments to Section 3.2. Section 3.2 of the Original Agreement is hereby amended and restated in its entirety as follows:
"3.2 Additional Capital Contributions.

(a)	Subject to Section 3.2(b), Comstock Mining shall make cash Capital Contributions to the Company in the amount and on the dates indicated on the table set forth below.

Capital Contribution Amount	Capital Contribution Date
$812,500	August 28, 2016
$812,500	August 28, 2017
$812,500	August 28, 2018
$812,500	August 29, 2019
$812,500	August 28, 2020
$812,500	August 28, 2021
$812,500	August 28, 2022
$812,500	August 28, 2023
$812,500	August 28, 2024
$812,500	August 28, 2025
$812,500	August 28, 2026
$812,500	August 28, 2027

(b)
Notwithstanding Section 3.2(a), at any time that Comstock Mining’s cash and cash equivalents are less than Twelve Million Five Hundred Thousand Dollars ($12,500,000) (such occurrence, a “Liquidity Threshold Event”), then Comstock Mining shall notify the Company that a Liquidity Threshold Event has occurred and at any time that a Liquidity Threshold Event has occurred and is occurring, Comstock Mining shall have the option in its discretion to make Capital Contributions in the form of shares of $0.000666 par value, per share common stock, of Comstock Mining ("Common Stock"), the number of shares to be calculated by dividing $812,500, by the closing price of the Common Stock on its primary trading market on the date prior to such Capital Contribution. Notwithstanding Section 3.2(a), at the initial time that Comstock Mining’s cash and cash equivalents are greater than Twelve Million Five Hundred Thousand Dollars ($12,500,000) (such occurrence, a “Liquidity Surplus Event”), then Comstock Mining shall notify the Company that a Liquidity Surplus Event has occurred and within five (5) business days of delivering such notice, Comstock Mining agrees to make a one-time payment equal to One Million Six Hundred Twenty Five Thousand ($1,625,000), with such Capital Contributions being applied against the scheduled Capital Contributions in reverse order. For the sake of clarity, the right such Capital Contribution is a one-time right. Notwithstanding Section 3.2(a), Comstock Mining shall have the option to prepay such Capital

Contributions from time to time or at any time without any penalty. Notwithstanding Section 3.2(a), to the extent production has commenced on DWC Property or Leased Property, then Comstock Mining agrees to accelerate Capital Contributions by making accelerated payments (the amount of the accelerated payment is determined as equal to 3% of Net Smelter Returns with respect to the ore producing Property, with such Capital Contributions being applied against the scheduled Capital Contributions in reverse order. For purposes of clarity, this is not an additional payment nor a royalty payment, but a mechanism to accelerate and prepay the existing capital obligation without interest or penalty. Except as provided in this Section 3.2, no Member shall be permitted to make any additional Capital Contributions to the Company without the prior written consent of all Members."
Section 3. Amendments to Section 5.1(a). Section 5.1(a) is hereby amended and restated in its entirety as follows:
"5.1 Allocations of Net Income and Net Losses.
"(a) Subject to Section 5.1(b), the Net Income and Net Losses of the Company for each Fiscal Year will be allocated to Comstock Mining."
Section 4. Amendments to Section 5.2. Section 5.2 of the Original Agreement is hereby amended and restated in its entirety as follows:
"5.2 Distributions; Record Dates.
(a) To the extent the Company holds Common Stock, and subject to Section 5.3, the Company shall make:
(i) to DWC on October 20, 2016 and on each anniversary of such date thereafter (each such date a “Yearly Distribution Date”), a distribution of fifty-eight percent (58%) of shares of Common Stock then held by the Company; provided, that prior to October 20, 2025, the Company shall not make such distribution unless DWC shall deliver written notice to the Company at least sixty (60) days prior to such Yearly Distribution Date requesting that such shares be distributed; and
(ii) to Winfield on each Yearly Distribution Date, a distribution of forty-two percent (42%) of shares of Common Stock then held by the Company; provided, that prior to October 20, 2025, the Company shall not make such distribution unless Winfield shall deliver written notice to the Company at least sixty (60) days prior to such Yearly Distribution Date requesting that such shares be distributed.
(b) For as long as the Company shall exist, the Company shall make to Comstock Mining (or its permitted Assigns), a distribution of the cash flows on the Minerals Produced from the DWC Property and the Sutro Property and all cash flows on the Minerals Produced from the VCV Property.

Distributions made pursuant to Section 5.2(b) shall be made no later than thirty (30) days after receipt of payment from the smelter or other purchaser; provided, that upon request by Comstock Mining (or its respective Assigns), the Company shall give a written instruction to the smelter, refinery or other purchaser that such distributions are to be paid directly to Comstock Mining (or its Assigns) from the sums payable to the Company. If Comstock Mining shall Assign less than all of its Ownership Interests to another Person in accordance with this Agreement, distributions made pursuant to Section 5.2(b) shall be prorated between or among Comstock Mining and its Assign(s) in proportion to the respective Capital Accounts of Comstock Mining and its Assign(s) (or as otherwise agreed to by Comstock Mining and its Assigns). All payments shall be accompanied by a statement explaining the manner in which the payment was calculated, including a determination of weights and values of the Minerals Produced.
(c) Except as provided in Section 5.2(b) or Article 10, without the prior written consent of each Member, the Company shall not be permitted, and none of the Manager(s), any Managing Director or any other Person shall cause the Company, to make any distributions of cash or any other property of the Company to the Members except for distributions in the form of Common Stock or cash. To the extent deemed to be necessary or appropriate by the Manager, the Manager may fix a record date for the determination of Members entitled to receive any such distribution."
Section 5. Insertion of New Section 5.5. The following new Section 5.5 is hereby inserted in its entirety as follows:
"5.5 Special Redemption Right. Commencing on August 28, 2027 (or the date of Comstock Mining’s last Capital Contribution pursuant to Section 3.2(a), if earlier), and thereafter, in exchange for a one-time payment of one-thousand dollars ($1,000), the Company shall have the right, but not the obligation, to redeem all of the then owned Ownership Interests of each of Winfield and DWC at any time.

IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of the day and year first above written.

COMSTOCK MINING INC. By:__/s/ Corrado De Gasperis______________ Name: Corrado De Gasperis Title: Chief Executive Officer

DWC RESOURCES, INC. By:__/s/ John V. Winfield__________________ Name: John V. Winfield Title: Chairman

____/s/ John V. Winfield__________________ JOHN V. WINFIELD

SCHEDULE A

Capital Contribution Table

Member	Contribution
DWC Resources, Inc.	The property described in Exhibit A contributed on October 19, 2010. (Fair Market Value = $6,864,000)
John V. Winfield	The rights of the “Lessee” under the Leases attached hereto as Exhibit B and Exhibit C contributed on October 19, 2010. (Fair Market Value = $6,336,000)
Comstock Mining Inc.
3,450 shares of 7 ½% Series A-1 Convertible Preferred Stock contributed in four increments on October 20, 2010, October 20, 2011, October 20, 2012 and October 20, 2013. (Fair Market Value = $3,450,000)